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                                                                     Exhibit 4.5


                            CENTURY BANCSHARES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), made this ___
day of ____________, 19   , Washington, D.C. between CENTURY BANCSHARES, INC.,
a Delaware corporation (hereinafter called the "Company"), and ____________________ __ (hereinafter called "Employee").

                                R E C I T A L S:

         WHEREAS, the Company has adopted the Company Incentive Stock Option Plan For Key Employees (the "Plan"), which Plan is incorporated by reference and made a part of this Agreement; and

         WHEREAS, the Stock Option Committee (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to Employee pursuant to the Plan and the terms set forth herein as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service; and

         WHEREAS, the Employee is employed by the Company or one of its bank subsidiaries as an officer or key employee;

         NOW THEREFORE, in consideration of the premises and of services to be performed by the Employee, and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Grant of the Option. The Company hereby grants to Employee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _____ shares of the presently authorized but unissued Common Stock of the Company, $1.00 par value (hereinafter called the "Stock"). The purchase price of the Stock subject to this Option shall be $_____ per share, which price is not less than 100% of the per share fair market value of such Stock as of the date hereof.

         In the event the outstanding shares of Stock are hereinafter increased or decreased or changed for a definite number of kind of shares or other securities of the Company of another corporation (whether in a merger, consolidation or other reorganization, recapitalization, reclassification, combination of shares, stock split, stock dividend, or other distribution payable in capital stock), then, subject to Paragraph 5 below and the applicable terms of the Plan, appropriate adjustment shall be made in the number and kind of shares as to which this Option may be exercisable, so that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as
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before the occurrence of such event.  Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

         2.      Exercise of Incentive Option.

                 (a)      Provided the conditions of subparagraphs (b), (c),
         (d), and (e) of this Paragraph 2 have been satisfied, Employee may exercise this Option as follows: This Option may be exercised to a maximum cumulative extent of 25% of the total shares of Stock covered by the Option after six (6) months from the date hereof, 50% of the total shares of Stock after eighteen (18) months from the date hereof, 75% of the total shares of Stock after thirty (30) months from the date hereof, and 100% of the total shares of Stock after forty-two
         (42) months from the date hereof.

                 (b) This Option cannot be exercised at any time more than seven years from the date of this Agreement first above written. Furthermore, subject to the limitations of subparagraph (a) above, Employee may not exercise this Option more often than twice during any calendar year. The Option is not transferable or assignable by the Employee other than by will or the laws of descent and distribution. The Option shall be exercisable by the Employee only during his lifetime. However, in the event of the disability of Employee while employed by the Company, or in the event of the death of Employee during the period he is employed by the Company or a bank subsidiary, during the three (3) month period described in subparagraph (d) below, or during the one (1) year disability period described in (i) below, this Option may be exercised as follows: (i) In the case of disability, the Option must be exercised at any time or intervals within a period of one (1) year after Employee's termination of employment as a result of such disability. Employee shall be deemed to be disabled if, in the opinion of a physician selected by the Company, Employee is incapable of performing service for the Company or a bank subsidiary by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, contained and indefinite duration. (ii) In the case of Employee's death during the period he is employed by the Company or a bank subsidiary, or during the three (3) month period described in subparagraph (d) below or during the one (1) year period applicable to disability described in part (i) of this subparagraph (b), the Option must be exercised within one year of death. Such exercise may be by Employee, by the executor or administrator of his estate, or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration.

                 (c) The Option shall be exercised in whole or in part with respect to whole shares only within the period permitted for exercise thereof, and shall be exercised by written notice


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         to the Secretary or the Assistant Secretary of the Company of intent to exercise the Option with respect to a specified number of shares of the Stock with respect to which the Option is then being exercised. The payment of the option price shall accompany such notice and shall be in the form of (i) cash, (ii) a certified or cashier's check, bank draft, or postal or express money order payable to the order of the Company, (iii) shares of Stock already owned by Employee, duly endorsed to the order of the Company, having a total fair market value (as determined by the Committee) equal to the full purchase price of the Stock being purchased, or (iv) any combination of the above-referenced consideration equal to the purchase price of the Stock being purchased. The notice must also include a written representation by Employee or the purchaser that at the time of such exercise, it is Employee's or the purchaser's intention to acquire the Stock for investment purposes. Furthermore, in the event the option is being exercised by a person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the option and other pertinent date as the Company may reasonably deem necessary shall accompany the notice.

                 (d) If Employee's employment with the Company or a bank subsidiary shall be terminated for any reason other than death or disability, Employee must exercise the portion of the Option exercisable on the date of termination of employment during the three
         (3) month period beginning on such date. All other rights Employee may have under this Option and the Plan, including the right to exercise any portion of the Option which is not exercisable on the date of termination, shall cease.

                 (e) Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue certificates in the Employee's name for the number of shares set forth in his written notice. However, the Company shall not be liable to the employee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

         3. Notices. Any notice required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary or Assistant Secretary at the principal executive office of the Company in Washington, D.C., and any notice to be given to Employee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.





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         4.      Securities Laws.  If any time during the period the Option is outstanding the Company shall be advised by its counsel that shares of Stock deliverable upon the exercise of the Option are required to be registered under the Securities and Exchange Act of 1933, as amended (the "Securities Act") or with any state authority pursuant to applicable state securities laws, or that delivery of the shares of Stock must be accompanied or preceded by a prospectus meeting the requirements of the Securities Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of this Option, but delivery of shares by the Company may be deferred until registration is effected or a prospectus is available. Employee shall have no rights as a shareholder with respect to Stock covered by this Option until certificates for the Stock are issued.

         Any disposition of the Option or the Stock must comply with the Securities Act and applicable state securities laws. By executing this Agreement, Employee acknowledges the foregoing.

         5. Extraordinary Corporate Transactions. If the Company is dissolved or liquidated, this Option or any portion hereof remaining unexercised on the date of such dissolution or liquidation shall thereupon terminate unless the plan of dissolution or liquidation provides otherwise. If the Company is merged or consolidated into or with another corporation other than by a merger or consolidation in which the Company is the surviving corporation, this Option or any portion thereof remaining unexercised on the date of such merger or consolidation shall terminate unless the plan of merger or consolidation provides otherwise.

         6. Disputes. As a condition of the granting of the Option hereby, Employee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined and resolved pursuant to the terms of the Committee, and that any such determination and resolution of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his heirs and personal representatives.

         7. Legend on Certificates. The certificates representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer of the Stock.

         8. Option Subject to Plan. This Option is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provisions contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms which are not defined herein shall have the meanings ascribed to them in the Plan.





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         9.      Miscellaneous.

                 (a) The Company intends for the Option to be qualified as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). However, the favorable tax treatment afforded by that section will be jeopardized if Employee disposes (as that term is used in the Code) of the Stock within two years from this date or within one year after the Stock is issued to him. The Employee shall notify the Company of any such disposition immediately upon making it.

                 (b) All decisions of the Committee upon any question arising under the Plan or under this Option Agreement shall be conclusive.

                 (c) Nothing herein contained shall affect Employee's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, profit sharing, insurance, or other employment welfare plan or program of the Company.

                 (d) Employee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, or local income tax, withholding requirements, or like requirements.

                 (e) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

                 (f) The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its President or any Vice President, to be sealed by its corporate seal, attested to by its Secretary or an Assistant Secretary, and Employee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

                                        CENTURY BANCSHARES, INC.


                                        By:
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                                           ----------------------------------
                                           (Printed Name)

                                           ----------------------------------
                                           (Title)
                                                         "Company"





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ATTEST:

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                                       EMPLOYEE


                                           ----------------------------------
                                           (Signature)

                                           ----------------------------------
                                           (Printed Name)


                                           ----------------------------------

                                           ----------------------------------
                                           (Address)

ATTEST:

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